                                                                    EXHIBIT 99.1


                             [SUREBEAM LETTERHEAD]


                                 PRESS RELEASE


                SUREBEAM REPORTS REVENUES FOR FIRST QUARTER 2003
                          AND UPDATES OUTLOOK FOR YEAR

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SAN DIEGO, May 7, 2003 - SureBeam Corporation (NASDAQ: SURE) today reported revenues of $6.1 million for the first quarter of fiscal 2003, a decrease of 13% over $7.0 million in the comparable quarter of fiscal 2002. The components of 2003 first quarter revenue compared to the first quarter of 2002 were: non-affiliated party system sales and support of $1.8 million versus $1.2 million, an increase of 60%; investee system sales and support of $2.3 million versus $1.1 million, an increase of 113%; The Titan Corporation systems sales and support of $1.6 million versus $4.5 million, a decrease of 64%; and food processing services revenue of $309,000 versus $263,000, an increase of 17%. The decrease in The Titan Corporation system sales and support is primarily related to the decrease in work performed on the U.S. Postal Service contract during the first quarter of 2002. The net loss, in accordance with generally accepted accounting principles, for the first quarter of fiscal 2003 was $6.7 million, or $0.09 per share, compared to a net loss of $9.0 million, or $0.14 per share, for the same period last year. The net loss for the first quarter of fiscal 2003 was positively impacted by the reversal of stock-based compensation on unvested options related to employee terminations of $2.6 million, or $0.03 per share.

"The first quarter of 2003 was a very difficult quarter for the Company. However, we continued to make progress in our core food businesses," said David Rane, SureBeam Corporation's Chief Financial Officer. "As compared to the first quarter of 2002, food system sales and support from non-affiliated parties and investee grew 86% and food processing services revenue grew 17%. Pounds processed increased by 62% to 4.9 million pounds offset by a decrease in the average fee per pound charged. Also on the positive side, we expect to make the delayed shipment to Saudi during the second quarter and our engineers have started to return to Vietnam to resume system installation on the Vietnam contract," Rane continued.

Gross profit (loss) for the quarter ended March 31, 2003 was ($989,000) compared to $1.2 million for the three months ended March 31, 2002. This decrease in gross profit (loss) is primarily related to the loss on food processing services of ($2.3 million), as compared to a loss of ($898,000). The increased loss in food processing services is primarily due to excess capacity built in anticipation of future growth. Gross profit (loss) was also negatively impacted by lower margin on revenue from The Titan Corporation.

Although not all of the revenue will be recognized in 2003, the company had unrecorded revenue on existing orders for system sales at March 31, 2003 of $41.4 million.
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Due to the slower than anticipated increase in pounds processed, progress on certain system sales negotiations and the delay in both the installation of the Vietnamese customer's system due to the SARS virus outbreak, and the delay in the shipment of our Saudi customer's system due to the war in Iraq, we are lowering our guidance for fiscal year 2003 to: revenue in the range of $30.0 - $40.0 million, and a GAAP net loss per share in the range of $0.35 - $0.25. The quarterly breakdown of sales ranges for 2003 is as follows: second quarter - $3.0 to $7.0 million, third quarter - $8.0 to $12.0 million, and fourth quarter
- $12.0 to $16.0 million. The quarterly breakdown of GAAP net loss per share for 2003 is as follows: second quarter - a loss of $0.13 - $0.09, third quarter - a loss of $0.08 - $0.04, fourth quarter - a loss of $0.07 - $0.03. With this new guidance we now expect EBITDA* as follows: second quarter - negative $7.5 million to negative $4.5 million, third quarter - negative $4.5 million to negative $1.5 million, and fourth quarter - negative $2.5 million to positive $0.5 million.

Headquartered in San Diego, California, SureBeam Corporation is a leading provider of electron beam food safety systems and services for the food industry. SureBeam's technology significantly improves food quality, extends product freshness, and provides disinfestation that helps to protect the environment. The SureBeam patented system is based on proven electron beam and x-ray technology that destroys harmful food-borne bacteria much like thermal pasteurization does to milk. This technology can also eliminate the need for toxic chemical fumigants used in pest control that may be harmful to the earth's ozone layer. SureBeam was ranked by Deloitte & Touche as the 37th fastest growing technology company in the Orange County/San Diego region for 2002.

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* EBITDA, as used in this release, is defined as our earnings before interest, taxes, depreciation and amortization. EBITDA is presented because it is used as a performance measure to analyze the performance of our business and because we believe it is frequently used by securities analysts, investors and in the evaluation of companies. EBITDA is also used to determine funding availability under our credit facility. However, other companies may calculate EBITDA differently. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or as an alternative to net income or as an indicator of operating performance or any other measure of performance derived in accordance with generally accepted accounting principles.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release, which are not historical facts, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Examples of such forward-looking statements include the revenue and earnings guidance. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements.

These risks and uncertainties include the risks associated with the Company's entry into new commercial food markets that require the company to develop demand for its product, its ability to access the capital markets, the risk that purchase orders placed with the Company will not result in sales, and other risks described in the Company's Securities and Exchange Commission filings.

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                    Investor Relations Contact for SureBeam:
                Krista Mallory, Director of Investor Relations,
                     (858) 795-6300 or invest@surebeam.com

                          Media Contact for SureBeam:
               Mark Stephenson, Vice President, Public Relations,
                   (858) 795-6300 or mstephenson@surebeam.com

If you would like to receive press releases via electronic mail, please contact
                           pressreleases@surebeam.com

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         Press Releases and other SureBeam information are available on
            SureBeam Corporation's Web Site: http://www.surebeam.com
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                      SUREBEAM CORPORATION and SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                      (in thousands, except per share data)

                                                       Three months ended
                                                            March 31,
                                                   -------------------------
                                                     2003             2002
                                                   --------         --------
Revenues:
      System sales and support:
          Non-affiliated parties                   $  1,845         $  1,155
          Investee                                    2,334            1,096
          The Titan Corporation                       1,638            4,502
      Food processing services                          309              263
                                                   --------         --------
Total revenues                                        6,126            7,016
                                                   --------         --------
Cost of revenues:
      System sales and support:
           Non-affiliated parties                     1,392            1,229
           Investee                                   1,530              627
           The Titan Corporation                      1,552            2,831
       Food processing services                       2,641            1,161
                                                   --------         --------
Total cost of revenues                                7,115            5,848
                                                   --------         --------
      Gross profit (loss)                              (989)           1,168
Selling, general and administrative expense           6,411            6,153
Stock based compensation, net                           (28)           3,800
Research and development expense                        317              315
                                                   --------         --------
Loss from operations                                 (7,689)          (9,100)
Interest income                                          84               25
Interest expense                                        (59)            (886)
Other income, net                                       998              982
                                                   --------         --------
Loss before income tax provision                     (6,666)          (8,979)
Income tax provision                                     --               --
                                                   --------         --------
Net loss                                           $ (6,666)        $ (8,979)
                                                   ========         ========
Basic and diluted loss per share:
      Net loss                                     $  (0.09)        $  (0.14)
                                                   ========         ========
      Weighted average shares                        74,110           62,794
                                                   ========         ========

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                      SUREBEAM CORPORATION and SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                 (in thousands)

                                                              MARCH 31,       DECEMBER 31,
                                                                2003             2002
                                                             -----------      ------------
                                                             (UNAUDITED)
Assets (Pledged)
Current assets:
      Cash and cash equivalents                                $ 20,227        $ 27,336
      Cash, restricted                                            1,250              --
      Accounts receivable, net                                   19,669          18,143
      Receivable from The Titan Corporation                       1,844          10,123
      Inventories                                                16,058          16,670
      Other current assets                                        5,892           4,859
                                                               --------        --------
          Total current assets                                   64,940          77,131

Property and equipment, net                                      60,858          60,132
Due from The Titan Corporation                                    2,319           2,319
Intangible assets, net                                            2,941           3,164
Other assets                                                      9,120           9,251
                                                               --------        --------
                                                               $140,178        $151,997
                                                               ========        ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:

      Accounts payable                                         $  5,514        $  6,064
      Accrued compensation and benefits                           1,506           2,050
      Deferred revenue and other income                           3,615           4,324
      Due to The Titan Corporation                                  217           3,591
      Other current liabilities                                   1,152           1,383
      Senior credit facility with The Titan Corporation           3,438              --
                                                               --------        --------
          Total current liabilities                              15,442          17,412
                                                               --------        --------

Senior credit facility with The Titan Corporation                21,562          25,000
Other long-term liabilities                                       3,150           2,952

Stockholders' Equity                                            100,024         106,633
                                                               --------        --------
                                                               $140,178        $151,997
                                                               ========        ========